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                 TANDY BRANDS ACCESSORIES, INC. AND SUBSIDIARIES


EXHIBIT (21):  SUBSIDIARIES OF THE REGISTRANT


21.1  List of subsidiaries

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Subsidiaries of                             State or Other Jurisdiction of              Names Under Which Such
the Registrant                              Incorporation or Organization               Subsidiaries Do Business
--------------                              -----------------------------               ------------------------

Accessory Design Group, Inc.                A Delaware Corporation                      Accessory Design Group, Inc.
                                                                                        Accessory Design Group

TBAC-Prince Gardner, Inc.                   A Delaware Corporation                      TBAC-Prince Gardner, Inc.
                                                                                        Prince Gardner

TBAC-AIS, Inc.                              A Delaware Corporation                      TBAC-AIS, Inc.

H.A. Sheldon Canada Ltd.                    A Canadian Corporation                      1088258 Ontario, Inc.
                                                                                        H.A. Sheldon Canada Ltd.

TBAC-Canterbury, Inc.                       A Delaware Corporation                      TBAC-Canterbury, Inc.

Amity / Rolfs, Inc.                         A Delaware Corporation                      Amity / Rolfs, Inc.

Tiger Accessories, Inc.                     A New York Corporation                      Tiger Accessories, Inc.
TBAC General Management Co.                 A Delaware Corporation                      TBAC General Management Co.

TBAC Investment, Inc.                       A Delaware Corporation                      TBAC Investment, Inc.

TBAC Investment Trust                       A Pennsylvania Trust                        TBAC Investment Trust

TBAC Management Co., L.P.                   A Delaware Limited Partnership              TBAC Management Co., L.P.

Tandy Brands Accessories Handbags, Inc.     A Delaware Corporation                      Tandy Brands Accessories
                                                                                        Handbags, Inc.
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